EXHIBIT 16(b)

        [LETTERHEAD OF WISS & COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS]

                                November 18, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Xechem International, Inc. (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission pursuant to Item 4 of the Company's amended Form 8-K report, during the month of November 2003.

We agree with the statements concerning our firm in such amended Form 8-K.

                                        Very truly yours,

                                        /s/ Wiss & Company LLP

                                        WISS & COMPANY LLP

881948_1

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